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                                                                   Exhibit 23.4

                                                             September 19, 1995

Charter One Financial, Inc.
1215 Superior Avenue
Cleveland, Ohio 44114

Gentlemen:

     This letter will constitute our consent to the inclusion of our opinion regarding the merger of equals between Charter One Financial, Inc. ("Charter One") and FirstFed Michigan Corporation, in Charter One's registration statement on Form S-4 (the "Registration Statement") and to the inclusion of the summary of such opinion and the use of our name in the Registration Statement. In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations of the Securities and Exchange Commission (the "Commission) with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act and the rules and regulations of the Commission promulgated thereunder.

                                          Very truly yours,

                                          MONTGOMERY SECURITIES


                                          By /s/James C. Hale III
                                             ---------------------------
                                                  Managing Director